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                                                                    EXHIBIT 23.1

                               CONSENT OF KPMG LLP

The Stockholders and Board of Directors
Whittman-Hart, Inc.:

      We consent to incorporation by reference in the registration statements on Forms S-3 (No. 333-60113), S-3 (No. 333-50029), S-3 (No. 333-74491), S-3
(No. 333-82491), S-3 (No. 333-87509), S-3 (No. 333-95675), S-3
(No. 333-95679), S-4 (No. 333-18059), S-8 (No. 333-03523), S-8 (No. 333-81809),
and S-8 (No. 333-31452) of Whittman-Hart, Inc. of our reports dated January
24, 2000, except as to Note 17, which is as of March 1, 2000, relating to the consolidated balance sheets of Whittman-Hart, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related consolidated financial statement schedule of valuation and qualifying accounts, which reports appear in the December 31, 1998 Annual Report on Form 10-K of Whittman-Hart, Inc. These consolidated financial statements and consolidated financial statement schedule and our reports thereon are included herein.

KPMG  LLP
/s/ KPMG LLP
Chicago, Illinois
MARCH 28, 2000